Exhibit 5.1

Harney Westwood & Riegels
14th Floor, Alexandra House
18 Chater Road
Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

August 4, 2026

067340.0002

PS International Group Ltd.

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Dear Sir or Madam

PS International Group Ltd. (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands advisers to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement), and accompanying prospectus (the Prospectus) filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the offer and sale by the Company, from time to time, of up to US$200,000,000 of ordinary shares, par value of US$0.0008 per share in the Company (the Shares), debt securities (the Debt Securities), warrants (the Warrants), rights (the Rights) and units (the Units and together with the Shares, the Debt Securities, the Warrants and the Rights, the Securities), or any combination thereof, as described in the Registration Statement. In this opinion, Companies Act means the Companies Act (Revised) of the Cayman Islands.

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

As part of the corporate actions taken and to be taken in connection with the offer and sale of the Securities (the Corporate Proceedings), the Company has informed us that before the Securities are offered and sold under the Registration Statement, the board of directors of the Company (the Board) will authorise the offer and sale and approve the terms of any Securities to be offered and sold from time to time under the Registration Statement, in each case in a form acceptable to us and Cayman Islands law, and such applicable Corporate Proceedings (the Board Authorisations) shall be in full force and effect at the time of any such offer and sale.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendment and/or supplement thereto), the Prospectus and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A (as defined in Schedule 1) and operative documents pursuant to which such Securities are to be offered and sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the offer and sale of such Securities.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

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In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement: (i) any of the Shares will be issued by the Company under and in accordance with the M&A, as amended from time to time; (ii) any Debt Securities will be issued pursuant to one or more indenture for debt security (each, a Debt Indenture) to be entered into between the Company and a trustee in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iii) any of the Warrants will be issued pursuant to one or more warrant agreements (each, a Warrant Agreement) to be entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; (iv) any of the Rights will be issued pursuant to one or more rights agreements (each, a Rights Agreement) to be entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations; and (v) any of the Units will be issued pursuant to one or more unit agreements (each, a Unit Agreement) to be entered into between the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Registration Statement or incorporated by reference therein, and one or more Board Authorisations.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A, the authorised share capital of the Company is US$50,000 divided into 62,500,000 shares, 50,000,000 of which shall be ordinary shares, US$0.0008 par value per share, and 12,500,000 shares of which shall be undesignated shares, US$0.0008 par value per share.

3	Valid Issuance of Shares. When (i) the allotment and issue of the Shares as contemplated by the Registration Statement and the final terms of such allotment and issue have been duly approved and authorised by the appropriate Board Authorisations; (ii) the Shares are allotted, issued and fully paid for in accordance with the Registration Statement and any relevant prospectus and prospectus supplement; and (iii) the names of the shareholders are entered in the register of members of the Company, the allotment and issue of the Shares will be duly authorised, and the Shares will be validly issued, fully paid and non-assessable.

4	Valid Issuance of the Debt Securities, Warrants, Rights and Units.

(a)	When (i) the creation and issue of the applicable Debt Securities and the final terms of such Debt Securities have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Debt Indenture relating to such Debt Securities has been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such Debt Securities have been duly executed, countersigned, registered and delivered in accordance with the applicable Debt Indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendment and/or supplement thereto) and any prospectus supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(b)	When (i) the creation and issue of the applicable Warrants and the final terms of such Warrants have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Warrant Agreement relating to such Warrants has been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) the certificates representing such Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to such Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendment and/or supplement thereto) and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)	When (i) the creation and issue of the applicable Rights and the final terms of such Rights have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Rights Agreement relating to such Rights has been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Rights have been duly authenticated, executed and delivered in accordance with the applicable Rights Agreement relating to such Rights, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendment and/or supplement thereto) and any prospectus supplement relating thereto, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(d)	When (i) the creation and issue of the applicable Units and the final terms of such Units have been duly approved and authorised by the appropriate Board Authorisations; (ii) the applicable Unit Agreement relating to such Units has been duly authorised and validly executed and delivered by the Company and the relevant parties thereunder in accordance with all relevant laws; and (iii) such Units have been duly authenticated, executed and delivered in accordance with the applicable Unit Agreement relating to such Units, upon payment of the consideration by the purchasers thereof as contemplated by the Registration Statement (including any amendment and/or supplement thereto) and any prospectus supplement relating thereto, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5	Taxes. There are no stamp duties (other than the stamp duties mentioned in paragraph 2 of Schedule 3), income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the offer and sale of the Securities.

6	Cayman Islands Law. The statements under the headings “Anti-money laundering – Cayman Islands”, “Description of Share Capital”, and “Enforceability of Civil Liability” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liability” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 12 September 2023.

2	A copy of the second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 17 June 2025 (the M&A).

3	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies of the Cayman Islands dated [date] (the Certificate of Good Standing).

4	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the Court Register) via the Court’s Digital System (as defined in Schedule 3) conducted on [date] (the Court Search Date).

5	A copy of the register of directors and officers of the Company provided to us on 13 July 2026.

6	A copy of the unanimous written resolutions of the board of directors of the Company dated [date] (the Resolutions).

7	A certificate from a director of the Company dated [date], a copy of which is attached hereto (the Director’s Certificate).

8	A copy of the Registration Statement to be filed with the Commission on or about the date of this opinion.

(1 to 7 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Directors. The board of directors of the Company considers the transactions contemplated under the Registration Statement to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated under the Registration Statement which has not been properly disclosed in the Resolutions.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

5	Court Search. The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands examined by us via the Court’s Digital System on the Court Search Date, constitutes a complete record of the proceedings for such period before the Grand Court of the Cayman Islands.

6	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

7	Resolutions. The Resolutions passed as written resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents.

9	Solvency. The Company is on the date of this opinion able to pay its debts as they fall due in the ordinary course of business, and issuing the Securities as contemplated by the Registration Statement will not cause the Company to become unable to pay its debts as they fall due in the ordinary course of business.

10	Shares. No Share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued share capital to issue each Share.

Schedule 3

Qualifications

1	Enforceability. The term enforceable as used above means that the relevant obligations are of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	Insolvency. Rights and obligations may be limited by bankruptcy, insolvency, liquidation, winding-up, reorganisation, moratorium, readjustment of debts, arrangements and other similar laws of general application affecting the rights of creditors;

(b)	Limitation Periods. Claims under the relevant document may become barred under the Limitation Act (1996 Revision) relating to the limitation of actions in the Cayman Islands or may be or become subject to defences of set-off, estoppel or counterclaim;

(c)	Equitable Rights and Remedies. Equitable rights may be defeated by a bona fide purchaser for value without notice. Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy;

(d)	Fair Dealing. Strict legal rights may be qualified by doctrines of good faith and fair dealing - for example a certificate or calculation as to any matter might be held by a Cayman Islands court not to be conclusive if it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error;

(e)	Prevention of Enforcement. Enforcement may be prevented by reason of fraud, coercion, duress, undue influence, unreasonable restraint of trade, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(f)	Penal Provisions. Provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such provisions to be penal;

(g)	Currency. A Cayman Islands court retains a discretion to denominate any judgment in Cayman Islands dollars;

(h)	Confidentiality. Provisions imposing confidentiality obligations may be overridden by the requirements of legal process;

(i)	Award of Costs. In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the relevant contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62; and

(j)	Inappropriate Forum. The courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the relevant document in matters where they determine that (i) such proceedings may be tried in a more appropriate forum; (ii) proceedings are already underway in a different forum; or (iii) the issues have already been finally determined by another forum.

2	Stamp Duty. Cayman Islands stamp duty may be payable if any original document is executed in, brought to, or produced before a court of, the Cayman Islands.

3	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

4	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

5	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to any Share, that a shareholder shall not have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

6	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

7	Court Search. The search of the Court has been undertaken on a digital system made available through the Grand Court of the Cayman Islands (the Court’s Digital System), and through inadvertent errors or delays in updating the digital system (and/or the Register from which the digital information is drawn) may not constitute a complete record of all proceedings as at the Court Search Date and in particular may omit details of very recent filings. The Court Search of the Court Register would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Register but was not in fact entered in the Court Register (properly or at all), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office).